EXHIBIT 23.2



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.



          New Iberia, Louisiana
          April 4, 1995                           Mixon, Roy, Metz & Mixon